Exhibit 22.1

BAHAMAS
1.	Borr Baug Limited
BERMUDA
2.	Borr Midgard Assets Ltd.
3.	Borr Midgard Holding Ltd.
BRAZIL
4.	Borr Serviços Offshore Ltda.
BRITISH VIRGIN ISLANDS
5.	Borr Jack-Up XIV Inc.
6.	Borr International Resources Limited
CAMEROON
7.	Paragon Offshore Cameroon SARL
CAYMAN ISLANDS
8.	Borr Atla Limited
9.	Borr Brage Limited
10.	Borr Holdings Limited
11.	Borr Global Limited
12.	Borr Idun Limited
13.	Borr Mist Limited
14.	Borr Idun Limited
15.	Borr Offshore Operations Limited
16.	Constellation II Limited
17.	Paragon Asset Company Ltd.
18.	Paragon Asset (UK) Ltd.
19.	Paragon International Finance Company
20.	Paragon (Middle East) Limited
21.	Paragon Offshore (North Sea) Ltd.
22.	Paragon Offshore Enterprises Ltd.
23.	Paragon Offshore Holdings Limited
24.	Paragon Offshore International Ltd.
25.	Paragon Offshore Limited
26.	Prospector Rig 1 Contracting Company Limited
27.	Prospector Rig 5 Contracting Company Limited

CYPRUS
28.	Prospector Offshore Drilling Limited
ENGLAND AND WALES
29.	Borr Drilling Management (UK) Limited
LUXEMBOURG
30.	Prospector Offshore Drilling S.a.r.l.
MARSHALL ISLANDS
31.	Borr Drilling Equipment Pool Inc.
32.	Borr Galar Inc.
33.	Borr Gerd Inc.
34.	Borr Gersemi Inc.
35.	Borr Grid Inc.
36.	Borr Groa Inc.
37.	Borr Gunnlod Inc.
38.	Borr Gyme Inc.
39.	Borr Heimdal Inc.
40.	Borr Heidrun Inc.
41.	Borr Hermod Inc.
42.	Borr Hild Inc.
43.	Borr Huldra Inc.
44.	Borr International Operations I Inc.
45.	Borr Jack-Up I Inc.
46.	Borr Jack-Up XVI Inc.
47.	Borr Jack-Up XXXII Inc.
48.	Borr Natt Inc.
49.	Borr Njord Inc.
50.	Borr Ran Inc.
51.	Borr Saga Inc.
52.	Borr SEA Operations Inc.
53.	Borr Skald Inc.
54.	Borr Tivar Inc.
55.	Borr Vale Inc.
56.	Borr Var Inc.

Malaysia
57.	Borr Drilling Malaysia Snd. Bhd.
MEXICO
58.	Borr Drilling Contracting S. de R.L. de C.V.
59.	Borr Drilling Mexico S. de R.L. de C.V.
60.	Borr Management Mexico S. de R.L. de C.V.
61.	Borr Offshore Services Mexico S. de R.L. de C.V.
62.	Paragon Offshore Management S. de R.L. de C.V.
NETHERLANDS
63.	Paragon Offshore (Nederland) B.V.
NORWAY
64.	Borr Drilling Management AS
SCOTLAND
65.	Borr (UK) Holdings Limited
66.	Borr Gersemi (UK) Limited
67.	Borr Grid (UK) Limited
68.	Borr Mexico Ventures Limited
69.	Borr Odin (UK) Limited
70.	Paragon Offshore (Land Support) Limited
71.	Prospector Offshore Drilling (UK) Ltd
SINGAPORE
72.	Borr Eastern Peninsula Pte. Ltd.
73.	Prospector Offshore Drilling (Singapore) Pte. Ltd.
SWITZERLAND
74.	Paragon Offshore Leasing (Switzerland) GmbH
UAE
75.	Borr Drilling Management DMCC
US (Delaware)
76.	Borr Drilling (US) Inc.
77.	Paragon Offshore Drilling LLC
78.	Paragon Offshore (GOM) Inc.
79.	Paragon offshore Holdings US Inc.